Exhibit No. 99.2
                                                                    News Release


Contact: Nancy Caplan                                      FOR IMMEDIATE RELEASE
         410-783-3058
         nancy.h.caplan@constellation.com

         Charlie Welsh
         410 234-5076
         charles.welsh@bge.com


             Constellation Energy Group Elects Mayo A. Shattuck III
                              New President and CEO
                  Christian H. Poindexter Continues as Chairman

Baltimore, MD - October 26, 2001 -- Constellation Energy Group (NYSE: CEG) today announced the election of Mayo A. Shattuck III to the position of President and Chief Executive Officer effective November 1, 2001. Christian H. Poindexter will continue as Chairman of the Board.

"We have selected the absolute best person for the job of leading Constellation Energy Group to success in the energy marketplace," said Christian H. Poindexter, Chairman and Chief Executive Officer of Constellation Energy Group. "When Mayo Shattuck decided a few weeks ago to leave his position as Chairman and CEO of Deutsche Banc Alex. Brown, I knew immediately that we had to seize this unique opportunity to recruit a person of his quality and stature. Mayo Shattuck has a proven record of success in the world of capital markets, trading, investment banking, and corporate finance - all fields that are vital to the success of our company. Plus, Mayo has been a valued member of the Constellation Energy Group Board of Directors for the past seven years. He knows our company and is one of us. Most important, Mayo Shattuck brings the indispensable quality of being a born leader. He is exactly the person we need," Mr. Poindexter said.

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"I am excited by the opportunity to help lead this great company, and I'm honored by the trust being placed in me by Chris Poindexter and the Constellation Energy Group Board of Directors," Mayo A. Shattuck III said. "When Chris first approached me about the possibility of joining Constellation Energy Group, I made it clear that I would be interested only if he would be willing to work with me as a fully engaged Chairman for the next two years. Thankfully, he has agreed to do so. Chris has steered this company through a major transformation in the past nine years and has become one of the most respected leaders in the industry. His experience and advice will be invaluable to me. As a member of the Board of Directors, I am fully supportive of the decision to remain a single company. This is a sound strategy that will ensure strength and stability in these times of economic uncertainty," Mr. Shattuck said.

Mr. Poindexter will remain Chairman of Constellation Energy Group, with the intention of working with Shattuck to increase shareholder value and maintain Constellation's reputation as a premier operator of wholesale electric generating facilities, including nuclear and fossil power plants, as well as Baltimore Gas and Electric Company (BGE).

Mr. Shattuck recently resigned from Deutsche Bank where he was Chairman of Deutsche Banc Alex. Brown and CEO of the Americas for the bank's Private Client and Asset Management Group. Mr. Shattuck has had various responsibilities at the bank, including Global Head of Investment Banking and Global Head of Private Banking.

Mr. Shattuck was previously President and Chief Operating Officer of Alex. Brown & Sons, the nation's oldest investment bank, from 1991- 1997. During this time, the NYSE-listed firm increased in market value from $150 million to $2.1 billion. Alex. Brown merged with Bankers Trust Corporation in 1997 where Mr. Shattuck became Vice Chairman as well as Co-Chairman and Co-CEO of BT Alex. Brown, the bank's investment banking and capital markets subsidiary. In 1999, Bankers Trust merged with Deutsche Bank where Mr. Shattuck assumed the aforementioned responsibilities.

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As Managing Director of Alex. Brown & Sons and Head of the firm's Technology
Group in San Francisco from 1985 to 1991, Mr. Shattuck headed the Techonology Group, which managed several landmark initial public offerings in the technology sector, including Microsoft Corporation, AOL (America-On-Line), Sun Microsystems, and Oracle Systems Corp.

Mr. Shattuck received a BA from Williams College and an MBA from the Stanford University Graduate School of Business, where he was an Arjay Miller Scholar. In addition to being a member of the Constellation Energy Group Board of Directors, Mr. Shattuck is Member of the Presidents Advisory Council, Stanford University Graduate School of Business and is a Member of the Board of Directors, Securities Industry Association. He also is active on several Baltimore area boards and civic groups, including The Walters Art Museum and the Greater Baltimore Committee. Mr. Shattuck has received an Honorary Doctor of Public Service degree from the University of Maryland, Baltimore County.

"Constellation Energy Group is extremely fortunate to obtain the services of Mayo Shattuck," said fellow Constellation Energy Group Board of Directors member, Jerome Geckle, retired Chairman of PHH Corporation and Chairman of Constellation Energy Group's Committee on Management. "He is a proven leader who possesses a remarkable record of success and good judgement in the business world, as well as a solid understanding of Constellation Energy Group from having served as a director for more than seven years. These qualities, along with his strong ties to Baltimore, make him uniquely qualified to assume the leadership role."

Today's announcement was part of a series of organizational and strategic steps by Constellation Energy Group, which included the decision to retain the current holding company structure, thereby canceling plans to separate the merchant energy and retail energy businesses. Constellation Energy Group also announced today the end of its power advisory relationship with Goldman Sachs. Details of these decisions and third quarter 2001 earnings were made available in a companion press release.

Mr. Shattuck's biography is attached.


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Mayo A. Shattuck III
--------------------
President and Chief Executive Officer, Constellation Energy Group

Mayo Shattuck was elected President and Chief Executive Officer of Constellation Energy Group in October, 2001.

Prior to joining the leadership of Constellation Energy Group, Shattuck was Chairman of the Board of Deutsche Banc Alex. Brown, Chief Executive Officer of the Private Client and Asset Management Group, Americas and Global Head of the Private Banking Division.

From 1999 to 2001, he was Global Head of Investment Banking for Deutsche Bank and Co-Chairman and Co-Chief Executive Officer of DB Alex. Brown and Deutsche Bank Securities. From 1997 to 1999, he served as Vice Chairman of Bankers Trust Corporation, which merged with Deutsche Bank in June 1999. From 1991 until 1997, Mr. Shattuck was President and Chief Operating Officer and a Director of Alex. Brown Inc., which merged with Bankers Trust in September 1997. From 1985 until 1991, he was Co-Head of Alex. Brown's Corporate Finance Division and, working from their San Francisco office, ran the Technology Group for the period during which the Firm took public such notable industry leaders as Sun Microsystems, Microsoft, Octel, Oracle and AOL. Mr. Shattuck has held positions at Morgan Guaranty Trust Company as an investment analyst and at Bain & Company as a strategy consultant.

He was born in 1954 in Massachusetts, U.S., and received his BA from Williams College and his MBA from Stanford University, where he graduated as an Arjay Miller Scholar. Mr. Shattuck has received an honorary Doctor of Public Service degree from the University of Maryland, Baltimore County.

Mr. Shattuck currently serves as a Director of Constellation Energy Group, Inc., the holding company for Baltimore Gas and Electric. He is a member of the Board of Directors of the Securities Industry Association. Mr. Shattuck is a member of the Advisory Council of Stanford's Graduate School of Business and serves on the Board of Trustees of the Noble & Greenough School. He is a member of the Board of Visitors of the University of Maryland Baltimore County and is a Trustee of the University of Maryland Baltimore Foundation, Inc. He is also a Board Member of the Greater Baltimore Committee, The Walters Art Museum and a member of the Young Presidents Organization ("YPO"). Previous Board affiliations have been with Gilman School, the Bryn Mawr School, the Wellness Community, Columbus Center, The United Way of Central Maryland's Cabinet and the American Business Conference.

He is married to Molly George Shattuck and has four children, Mayo IV, Katie, Spencer and Wyatt.

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